Registration No.333-86244


             UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 FORM SB-2
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                                (Amendment 3)

                          ----------------------
                    LEXINGTON BARRON TECHNOLOGIES, INC.
              (Name of Small Business Issuer in its Charter)

        COLORADO                       7380                    84-1557072
  ----------------------          ---------------            --------------
(State of Other Jurisdiction (Primary Standard Industrial  (IRS Employer
     of Incorporation or      Classification Code Number)  Identification No.)
       Organization)

   102 South Tejon Street, Suite 1100        Phillip W. Kilgore
   Colorado Springs, Colorado 80903          102 South Tejon Street, Suite 1100
        (719) 351-7910                       Colorado Springs, Colorado 80903
                                                    (719) 351-7910
(Address, including zip code, and            (Name, address, including zip
telephone number, including area code         code, and telephone number,
of Registrant's principal executive offices)  including area code, of agent for service)

                                     COPIES TO:
                              James G. Dodrill II, Esq.
                    The Law Office of James G. Dodrill II, P.A.
                                3360 NW 53rd Circle
                             Boca Raton, Florida  33496
                                   (561) 862-0529
                              Facsimile (561) 862-0927

                              ----------------------
                  Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
                              ----------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, check the following box. (X)

     If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

     If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ).

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( ).


                      CALCULATION OF REGISTRATION FEE



                                        PROPOSED       PROPOSED
TITLE OF EACH CLASS                     MAXIMUM        MAXIMUM
OF                       AMOUNT TO      OFFERING       AGGREGATE      AMOUNT OF
SHARES TO BE                 BE         PRICE PER      OFFERING       REGISTRATION
REGISTERED               REGISTERED     SHARE <F1>      PRICE              FEE
-------------------      ----------     ---------      ---------      ------------
Common Stock,
no par value to be
sold by selling           1,816,191      $0.10         $181,619          $16,71
shareholders

Common Stock,
no par value to be
sold                      5,000,000      $0.10         $500,000          $46.00
by the company

TOTAL                     6,816,191                    $681,619          $62.71

----------------------------------------------------------------------------------

<F1>
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

              -------------------------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


     Information contained herein may be changed or amended.
A registration statement relating to these securities has been filed with the Securities and Exchange
Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                             PROPECTUS
             SUBJECT TO COMPLETION, DATED AUGUST 13, 2002



                 6,816,191 Shares of common stock


                LEXINGTON BARRON TECHNOLOGIES, INC.
                     (A Colorado Corporation)


     This is our initial public offering. We are registering a total of 6,816,191 shares of our common stock. All of the shares being registered by us will be sold at a price per share of $0.10. The selling shareholders will sell their shares at a price per share of $0.10 until our shares are traded on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Of the shares being registered:



     1) 1,816,191 are being registered for sale by selling shareholders and
     2)  5,000,000 are being registered for sale by us


     We will not receive any proceeds from the sale of any of the shares by selling shareholders. We will be selling all of the 5,000,000 shares of common stock we are offering on a "best efforts basis" and will not use an underwriter or pay a commission for the sale of the shares. No arrangements have been made to place funds in escrow, trust or any similar account. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us. This offering will terminate on the earlier of the sale of all of the shares or 60 days after effectiveness of this registration statement.


     There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no guarantee that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop.



                 _________________________________

INVESTING IN OUR STOCK INVOLVES RISKS.  YOU SHOULD CAREFULLY CONSIDER
   THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


           The date of this Prospectus is August 13, 2002

                              TABLE OF CONTENTS


                                                             Page
                                                             ----

Prospectus Summary                                             3
The Offering                                                   4
Summary Financial Information                                  6
Risk Factors                                                   7
Use of Proceeds                                               14
Determination of Offering Price                               16
Dividend Policy                                               16
Dilution                                                      17
Management's Discussion and Analysis of Financial Condition
and Results of Operations                                     18
Business                                                      22
Management                                                    31
Principal Shareholders                                        33
Selling Shareholders                                          34
Certain Transactions                                          35
Description of Securities                                     36
Indemnification                                               38
Plan of Distribution                                          39
Legal Matters                                                 41
Experts                                                       41
Where You Can Find More Information                           42
Index to Financial Statements                                 F-1

                      PROSPECTUS SUMMARY

     Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus. You should consider the information set forth under "Risk Factors" and our financial statements and accompanying notes that appear elsewhere in this prospectus.


     We are a development stage company and were incorporated in Colorado on August 23, 2000. The company's principal offices are located at 102 S. Tejon Street, Suite 1100, Colorado Springs, CO 80903 and our telephone number is 719-733-3484. We are engaged in the business of providing consulting services to smaller companies and startup organizations.



     As of December 31, 2001 we had no operating capital and a net loss of $239,226 for the year ending December 31, 2001. Please be aware that our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability to continue as such is dependent on our ability to implement our business plan, raise capital and generate revenues.


     As of March 31, 2002, we have achieved $7,500 in revenues to date and our loss from inception to March 31, 2002 totaled $287,167.

                         The Offering


Securities Offered                       6,816,191 shares of common stock,
                                         5,000,000 of which we are offering
                                         and 1,816,191 of which are being
                                         offered by the selling shareholders;
                                         See "Description of Securities"



common stock Outstanding, before offering    7,051,025
common stock Outstanding, after offering    12,051,025





Use of Proceeds                             We will not receive any
                                            proceeds from the sale of
                                            common stock by our
                                            selling shareholders.  If
                                            we sell all 5,000,000
                                            shares we are offering,
                                            we will receive gross
                                            proceeds of $500,000.
                                            Any and all funds raised
                                            from our sale of common
                                            stock will be used for
                                            sales and marketing,
                                            development of our
                                            network of associates,
                                            and working capital
                                            purposes. See "Use of
                                            Proceeds."


Dividend Policy                             We do not intend to pay
                                            dividends on our common
                                            stock.  We plan to retain
                                            any earnings for use in
                                            the operation of our
                                            business and to fund
                                            future growth.

Risk Factors


     The securities offered by this prospectus are highly speculative and very risky. We have described the material risks that we face below. Before you buy, consider the risk factors described and the rest of this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of the risks faced by us described below and elsewhere in this prospectus.

                     Summary Financial Information

The following is a summary of our Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with our Financial Statements and the notes therewith.


                                   Three months       Year ended
                                     ended            December 31,
                                   March 31, 2002        2002
                                   --------------     -----------




Statement of Operations Data:
Consulting Revenue                 $   7,500           $       0
                                   ============       ===========

Net Income (loss)                  $ (42,516)          $(239,226)
                                   ============       ===========




                                             As of         As of
                                           March 31      December
                                             2002        31, 2001
                                          ------------  ------------



Balance Sheet Data
Cash                                        $ 11,711     $     0
Total assets                                $ 33,935     $ 8,351
Total liabilities                           $  3,600     $   100
Total stockholders' equity                  $ 30,335     $ 8,251
Total liabilities and stockholders' equity  $ 33,935     $ 8,351

                      RISK FACTORS

     The securities offered are highly speculative. You should purchase them only if you can afford to lose your entire investment in us. You should carefully consider the following risk factors, as well as all other information in this prospectus.




     Investors should consider the fact that any of the following risks may materialize, and if any of them do, our business, financial condition or results of future operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.


Risks related to our business:
------------------------------

We have very little operating capital and may be forced to file bankruptcy.
--------------------------------------------------------------------------


     The growth of our business will require significant additional investment. We do not presently have adequate cash from operations or financing activities to meet our long-term needs. As of December 31, 2001 we had no capital and as of March 31, 2002, we only had $11,711 in capital to use in executing our business plan. We anticipate that unless we are able to raise net proceeds of at least $200,000 within the next twelve months that we will not be able to execute our business plan in a meaningful way. However, even if all shares offered through this prospectus are sold, and we raise gross proceeds of $500,000 there can be no guarantee that we will be successful in executing our plan or achieving profitability. Due to our early stage of development, regardless of the amount of funds we raise, there is a substantial risk that all investors may lose all of their investment. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws. Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues.


We have a limited operating history, our financial projections may be inaccurate and we may not be able to achieve or maintain profitability.
-----------------------------------------------------------------


     We are a relatively young company and our proposed operations are impacted by all of the risks inherent in such a business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development of a business in a competitive and rapidly changing industry. As with an investment in any emerging growth company, ownership of common shares may involve a high degree of risk, and is not recommended if you cannot reasonably bear the risk of a total loss of your investment.




     We expect to continue to incur operating losses in fiscal 2002, which ends December 31, 2002. If we do not achieve revenue growth sufficient to absorb our planned expenditures, we could experience additional losses in future periods. These losses or fluctuations in our operating results could cause the market value of our common stock to decline.

We have not undertaken any market studies regarding the existence of a market for our proposed services.
-----------------------------------------------------------------

     In formulating our business plan, we have relied on the judgment of our officers, directors and consultants. No formal independent market studies concerning the demand for our proposed services have been conducted, nor are any planned. An independent marketing study was not commissioned.


     We are highly dependent on our directors and management due to their unique consulting approach and model, specifically their "corporate chiropractic servicing", and the loss of their services would detrimentally affect our ability to execute our business plan.
--------------------------------------------------------------------



     Our directors and management will encounter a significant challenge in their efforts to expand the business and to manage our growth effectively. There can be no guarantee that management's efforts will be successful, that management can manage our growth or that the anticipated benefits of expansion will be fully realized. The dedication of management resources to such efforts may detract attention from our day-to-day business.



     Our success depends to a significant degree upon the continued contributions of our management team, particularly the efforts of founding officers, Phillip W. Kilgore, Jeffrey A. Neal, and David A. Goller. Their development of several unique consulting approaches is a result of our management's combined experiences and knowledge. One such unique model that the company intends to use as its 'calling card' is what we call "corporate chiropractic servicing", where our consultants check to see what systems and strategies are out of alignment for the client company.


     Our employees may voluntarily terminate their employment at any time and no employment contracts are currently in place. This could have a material adverse effect on our business, financial condition and result of operations.


     Success is also dependent on attracting and retaining qualified management, marketing, sales executives and personnel. The best qualified personnel in our case would most likely have Masters degrees in Business Administration and competing for their employment is extremely intense with better capitalized companies offering signing bonuses and other benefits we cannot afford to offer.As such, there can be no guarantee that we will be successful in attracting and retaining such executives and personnel. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could have a material adverse effect on our results of operations, development efforts and ability to expand.






Our independent auditor has expressed doubts about our ability to continue as a going concern.
-----------------------------------------------------------------

     We are a development stage company as defined in Financial Accounting Standards Board Statement No. 7. We are devoting substantially all of our present efforts in establishing a new business and, although planned principal operations have commenced, we have not achieved any revenues. These factors raise substantial doubt about our ability to continue as a going concern. Management's plans regarding our ability to continue as a going concern are disclosed in Note 1 to the financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our existing management has the voting power to greatly influence our affairs and may make decisions that do not necessarily benefit all shareholders equally.
------------------------------------------------------------------

     Our officers currently own 46.82% of the outstanding common stock. Our Chairman and CEO, Phillip Kilgore, currently owns 22.84% of the our outstanding common stock; Jeffrey A. Neal, President, currently owns 12.04% of our outstanding common stock; and David A. Goller, Vice President, currently owns 11.94% of our outstanding common stock. This gives the three officers and director 46.82% of the Common stock and provides them the ability to greatly influence all of our activities. Even if the maximum number of shares of common stock is sold, current management will control approximately 27.39% of the voting stock, which, may continue to be sufficient to elect all of our directors and control our management, policies and operations.

You may not be able to buy or sell our stock at will and may lose your entire investment.
-----------------------------------------------------------------


     We are not listed on any stock exchange at this time.   We
hope to become a bulletin board traded company. These are often known as "penny stocks" and are subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stocks. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of you investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is volatile and you may not be able to buy or sell the stock when you want.


Future sales of our common stock may have a depressive effect upon its price.
---------------------------------------------------------------



     All 7,051,025 of the currently outstanding shares of common stock were issued at prices lower than the price of the shares of common stock in this offering. With the exception of the shares of common stock being registered in this Registration Statement for our selling shareholders, these shares are "restricted securities" as that term is defined by Rule 144 of the Securities Act, and in the future, may be sold in compliance with Rule 144 or pursuant to an effective registration statement. Rule 144 allows a person, if certain requirements are met, who has beneficially owned restricted securities for a period of one year to, every three months, sell in brokerage transactions an amount that does not exceed the greater of (1) 1% of the outstanding number of shares of a particular class of such securities or (2) the average weekly trading volume in such securities on all national exchanges and/or reported through the automated quotation system of a registered securities association during the four weeks prior to the filing of a notice of sale by a securities holder. In the future, sales of presently restricted securities may have an adverse effect on the market price of our common stock should a public trading market develop for such shares.


Risks related to this offering:
-------------------------------

There is no minimum amount that must be raised through this offering.
---------------------------------------------------------------------

     We are offering these shares of common stock on a best-effort, no minimum basis. There is no guarantee that we will sell all orany specific amount of the shares being offered. We will not place any funds raised into any trust, escrow or similar account. Any proceeds raised from the sale of any shares will be placed in our general operating account and will be available for our use immediately. Accordingly, even if we do not raise enough funds to execute our business plan fully, any funds raised will be used in attempting to execute our business plan.


There has never been a market for our common stock and one may never develop.
-----------------------------------------------------------------------------


     Prior to this offering, there has been no public trading market for our common stock and there can be no guarantee that a public trading market for the common stock will develop or, if developed, will be sustained. Although we hope to be accepted for quotations on the Over the Counter Bulletin Board, there can be no guarantee that a regular trading market will develop for the common stock offered through this prospectus, or, if developed, that it will be maintained.

                         USE OF PROCEEDS

     We will not receive any proceeds from the sale of securities being offered by our selling shareholders.

     Our proceeds from this offering will vary depending on how many shares of our common stock we are able to sell. If we sell all shares of common stock being registered in this offering, we will receive gross proceeds of $500,000. Any and all proceeds received will be used for sales and marketing, development of our network of consulting professionals, working capital and general corporate purposes.
Working capital expenses include expenses for product development, travel, communications, office supplies, rent and utilities, and other ongoing selling, general and administrative expenses and we consider general corporate purposes to be expenses such as those legal and accounting expenses typically incurred in connection with being a publicly traded company.


     We expect to incur expenses of approximately $70,000 in connection with the registration of the shares. In September 2001, we issued 250,000 shares of our common stock to the Law Office of James G. Dodrill II, P.A. for legal services. The transaction was valued at $.04 per share in accordance with contemporaneous stock sales. Similarly, the company has incurred accounting costs from Cordovano and Harvey, P.C. of $7,500 for accounting fees. We have paid a total of $4,000 towards this amount. The table below summarizes the amounts paid and owed to each of our corporate attorney and our accountant.



                                                    Costs to be
                          Estimated    Costs        Paid from
                           Total       Paid         Offering
                           Costs       to Date*     Proceeds
                          ---------------------------------------
Corporate Attorney         $57,500     $10,000**    $47,500

Independent Accountant     $7,500      $4,000       $3,500



*   August 1, 2002
**  Paid with 250,000 shares of our common stock valued at $0.04 per share.



     The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. While management has developed the following estimates to the best of its ability, there can be no guarantee that we will spend the use of proceeds exactly as laid out in the table.



Total shares offered                    5,000,000     	5,000,000 	5,000,000 	5,000,000
Percent of total shares offered               25%             50%             75%            100%
Shares sold                             1,250,000       2,500,000       3,750,000       5,000,000

Gross proceeds from offering              125,000         250,000         375,000         500,000
Less: offering expenses                    70,000          70,000          70,000          70,000
                                       -------------   ------------    ------------    ------------
Net proceeds from offering                 55,000         180,000         305,000         430,000

Use of net proceeds
Sales & marketing                          12,500          40,000          59,250          74,000
eCommerce expenses                          4,750          11,000          17,250          23,500
Operating expenses                         14,250          27,500          37,950          47,000
Network development (consultants)          12,350          27,500          41,400          51,700
Compensation to management                      0          35,625         101,250         135,000
Equipment                                   1,000           2,500           3,900           4,400
Working capital                            10,150          35,875          44,000          94,400

Total use of net proceeds                  55,000         180,000         305,000         430,000
                                       ============   =============    ============    ============


     It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 5,000,000 shares offered will be sold. If fewer than all of the shares are sold, we may ultimately need to modify our business plan and our plan of product development and introduction of products into the market may be delayed. There can be no guarantee that any delay or modification will not adversely affect our development and ultimately our chance of success. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us, or at all.


Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if $85,000 is received, $70,000 will be used to pay for offering expenses, after which $12,500 will be applied towards sales and marketing expenses, and $1,500 will be used for eCommerce expenses. If the net proceeds are less than $12,500, the entire amount will be applied toward sales and marketing.


     The amounts set forth above are estimates developed by our management for allocation of net proceeds of this offering based upon our current plans and prevailing economic and industry conditions and assumes that we are able to sell the numbers of the shares set forth in each column above. Although we do not currently contemplate material changes in the proposed use of proceeds set forth above, to the extent that our management finds that adjustments are required, the amounts shown may be adjusted among the uses indicated above. Our proposed use of proceeds may change based on general, economic and competitive conditions, timing and management discretion, each of which may change the amount of proceeds expended for the purposes intended. The proposed application of proceeds may also change based on market conditions and our financial condition in general. Changes in general, economic, competitive and market conditions and our financial condition would include, without limitation, the occurrence of a national economic slowdown or recession, a significant change in the business consulting industry and the environment in which we operate, and/or regulatory changes in general. While our management is not currently aware of the existence or pending threat of any of the foregoing reasons, we provide you no guarantee that one or more of such events will not occur.

                 DETERMINATION OF OFFERING PRICE

     Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.


     We arbitrarily set the offering price of the common stock. We did not retain any independent investment banking firm to assist in determining the offering price. No market exists for our common stock and there can be no guarantee that a trading market will develop for the common stock in the future. The offering price of the common stock may not bear any relation to the actual value of the common stock. Among the factors considered in determining the price were estimates of our prospects, the background and capital contributions of our Management and current conditions in the securities markets and the consulting industry. There is, however, no relationship between the offering price of the common stock and our assets, earnings, book value or any other objective criteria of value.


                     DIVIDEND POLICY

     It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant.

                                  DILUTION


     Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. Our net tangible book value as of February 15, 2002 was $36,243, or $0.0051 per share of common stock. Dilution per share represents the difference between the offering price of $0.10 per share and the net tangible book value per share of common stock, as adjusted, immediately after this offering.



     After giving effect to the completion of the offering and after deducting offering expenses estimated to be $70,000, our pro forma net tangible book value will be $466,243, or $0.0387 per share. This represents an immediate increase in pro forma net tangible book value of $0.0336 per share to existing stockholders and an immediate dilution of $0.0664 per share, or approximately 66.4% of the offering price, to investors purchasing shares of common stock in the offering.



     Public offering Price per share                         $ 0.10
     Net Tangible Book Value per share before offering       $  .005164
     Increase Per Share attributable to sale of these shares $ 0.0336
     Pro-Forma Net Tangible Book Value after offering        $ 0.0387
     Dilution per share to Public Investors                  $ 0.0664


     The following table summarizes as of February 15, 2002, the number of shares purchased as a percentage of our total outstanding shares, the aggregate amount paid for such shares, the aggregate amount paid figured as a percentage of the total amount paid, and the average amount paid per share for such shares. For purposes of this table, the sale to the public of these shares, is assumed to have taken place on February 15, 2002.



                          Shares Purchased       Total Consideration Paid      Average Price
                         Number     Percent      Amount            Percent       per Share
                      -----------   -------     ---------          -------       ---------
Existing Shareholders   7,051,025    58.51%     $  35,000            6.54%        $0.005
New Investors           5,000,000    41.49%     $ 500,000           93.46%        $0.10
                      -----------   -------     ---------          -------       ---------

Total                  12,051,025   100.0%      $ 535,000          100.0%         $0.044



     The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales of the shares being achieved:



Shares outstanding prior to offering     7,051,025

Total shares offered                      5,000,000     5,000,000     5,000,000     5,000,000
Shares sold                               1,250,000     2,500,000     3,750,000     5,000,000
Public offering price                         $0.10         $0.10         $0.10         $0.10

Per share increase attributable to
new investors                               $0.0059       $0.0175       $0.0265       $0.0336
Net tangible book value per share
prior to offering                           $0.0051       $0.0051       $0.0051       $0.0051
                                            -------       -------       -------       -------
Post offering pro forma NTBV/share          $0.0110       $0.0236       $0.0316       $0.0387
Dilution to new investors                   $0.0890       $0.0774       $0.0684       $0.0664
Percent of dilution of the offering price   89.01%        77.36%        68.41%        66.4%


                   MANAGEMENT'S PLAN OF OPERATIONS

Results and Plan of Operations
------------------------------


     For the period from inception through December 31, 2001 no revenue was generated or anticipated by management's forecast. In November 2001, we started a small test customer acquisition campaign that targeted 20 potential small businesses in Colorado and California.



     Management planned on its first revenue generating project by the first quarter of 2002, which it successfully met. In December 2001, we signed a consulting agreement with our first customer, Aspin Incorporated, for $3,000 to assist them with financial planning. This project resulted in $4,000 of revenues, of which $2,000 was received on February 26, 2002 and the remaining $2,000 was received on April 8, 2002.



     In February 2002, we signed two more customer agreements one with Energy Alert, Inc. for $3,000 and the other with Aurel Corporation for $2,500. We received payment for both contracts in April 2002. In April 2002, Energy Alert asked us to perform some strategy consulting and corporate structuring, which resulted in $8,000 in additional revenue which we received on May 9, 2002. In May 2002, we signed a customer agreement with ConservE Inc. for $5,750 and received payment in June 2002.



     As a result, this small test customer acquisition campaign has resulted in $23,250 in revenues to date. However, we wish to remind investors that there can be no guarantee that we will be able to continue to secure customer agreements or generate sufficient revenues, if any, in the future.



     If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. We have not identified any buyers or any joint venture candidates. In addition, we have not entered into any understandings or agreements to sell the business.



     We incurred expenses from inception to March 31, 2002 of $287,167, and during the year ending December 31, 2001 we incurred expenses of $239,226. These expenses have been financed exclusively through receipts from equity subscriptions and through the issuance of restricted shares of our common stock and contributed services by our offices. Our loss per share for the year ending December 31, 2001 was $(0.05).



     As of March 31, 2002, we had purchased $8,419 in equipment.
The equipment consists of computers, modems and networking. This equipment is vital to the Company's service delivery.



     Depreciation expense from August 23, 2000 (inception) through March 31, 2002 totaled $2,832. We depreciate our computer equipment over three years, commencing on the day the equipment is placed into service.



     As of March 31, 2002, we had deferred $9,143 in legal, accounting and printing costs. These costs are related to our
proposed common stock offering.    As such, we did not charge
them against operations. Instead, we will subtract them from the proceeds of the proposed common stock offering, once it is completed. We will continue to defer such costs until the offering is completed. We will charge to operations, any deferred offering costs in excess of the offering proceeds.



     As of March 31, 2002, we had accounts payable totaling
$3,500. The $3,500 was due to our auditor for services rendered in our December 31, 2001 audit. This amount has subsequently been paid.



     During the three months ended March 31, 2002, we incurred $12,000 in professional services. These services were for advertising, sales and marketing, computer consulting (network configuration and Internet connectivity) and data entry. In addition, we booked $35,000 in contributed services and $2,000 in contributed rent. Contributed services are management's time and effort for which no cash or stock-based compensation will be paid. The value of management's time and effort is estimated by comparing the level of effort to the cost of similar labor in the local market. The amount of time contributed is taken from time and attendance records. Contributed rent is office space provided by management at no charge. The value of contributed rent is determined by comparing the size and quality of the office space provided with the cost of similar space in the local market.



     During the three months ended March 31, 2002, we spent
$3,500 to network our computers and to gain Internet access.



     Management believes that, even though our auditors have expressed substantial doubt about our ability to continue as a going concern, due to our low burn rate and the cooperation of our management in deferring salaries, even if we are unsuccessful in selling any of the shares of common stock offered by this prospectus, assuming that we do not commence our anticipated operations, we will be able to satisfy our cash requirements for at least the next 12 months. However, please be aware that at March 31, 2002 we had a total of only $11,711 in cash on hand. Fully executing our business plan, however, will significantly change our cash needs and monthly burn rate and we will not be able to begin such execution until we have raised at least $250,000 in gross proceeds. "Monthly burn rate" is the amount of money we must spend each month to continue operating. If we are unable to have sufficient cash to cover our monthly expenses, then we may not be able to continue operating and investors would lose their entire investment.

     We do not anticipate that there will be any significant changes in the number of employees or expenditures from what is discussed in this prospectus. There can be no guarantee, however, that conditions will not change forcing us to make changes to any of our plan of operations or business strategies.




Liquidity and Capital Resources
-------------------------------

     At this time we do not have any significant current liabilities. Our business expansion will require significant capital resources that may be funded through the issuance of notes payable or other debt arrangements that may affect our debt structure.


     To date we have spent a total of $403 in general operating expenses and expenses associated with monthly operations and securing the company's first customer. These expenses included communications, rent and other general and administrative costs. We raised the amounts used in these activities from a Regulation D offering in which we raised $27,500, net of $7,500 in offering costs. The $7,500 was paid to Europa Global for assisting with the drafting of the offering document.

     To date, we have managed to keep our monthly burn rate under an estimated $800 per month for two reasons. First, our officers have agreed to defer their salaries until the earlier of June 1, 2003 or until we have raised a minimum of $250,000 in gross proceeds from this offering. Second, we have been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and are only paying the direct expenses associated with our business operations.

     Given our low monthly burn rate and the agreement of our officers, management believes that, even though our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not fully commence our anticipated operations it has sufficient financial resources to meet its obligations for at least the next twelve months.


     In the next stage of our business plan which management has estimated will be from June 2002 through December 2002, we will need cash for marketing to secure customer contracts, travel to meet with prospective clients and communications. The most important milestone will be securing five consulting projects that collectively total $25,000 because management believes that these revenues would cover the cost of doing business in this first stage since management will continue to defer its salaries. The next important milestone would be to secure and perform on a consulting contract worth at least $50,000, which management believes it could then utilize as a success story to market the company as a provider of high quality consulting services. There can be no guarantee that we will successfully reach either of these benchmarks.



     In the following stage of business starting in January
2003, our main cash need will be for expenses relating to growth, such as hiring additional staff that are experienced in providing consulting services for emerging companies, moving into larger office space and increased expenses associated with performing consulting contracts. Management expects this stage to start January 2003 and last through December 2003. We anticipate that during this stage, in order to fully execute our business plan, we would need to spend a minimum of $150,000 on growth or expansion related expenses. The most important milestone during this stage will be breaking into the larger contract management consulting market by securing a $100,000 contract. Such a contract is important for its prestige value, as contracts of this size (and larger) are extremely competitive, and securing one would be a significant stamp of validation upon the company's consulting services. There can be no guarantee that the company will meet this objective.



     We hope to raise funds through this offering. If we are unable to raise the needed funds through this offering we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no guarantee that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future.


     However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, management believes it can continue seeking opportunities in the business consulting industry that require less capital. An example of such an opportunity would be securing a consulting contract and then subcontracting the project to other consultants to perform on the contract. If no alternative financing can be found and management is unable to identify and capitalize on opportunities in the business consulting industry, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. however, we have not identified any buyers or any joint venture candidates. In addition, we have not entered into any understandings or agreements to sell the business.
If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws. Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 1 of our financial statements.



Uncertainties
-------------

     There is intense competition in the consulting industry with other companies that are much larger and both national and international in scope and which have greater financial resources than we have. At present, we require additional capital to make our full entrance into the consulting industry.

Forward Looking Statements

     Certain statements in this report are forward-looking statements within the meaning of the federal securities laws. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties are discussed in the preceding pages and elsewhere in this prospectus (see "Risk Factors")..

Recent Accounting Pronouncements


     SFAS No. 141, "Business Combinations", establishes financial accounting and reporting standards for business combinations and supercedes APB Opinion No. 16, "Business Combinations" and SFAS No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises". All business combinations in the scope of SFAS No. 141 are to be accounted for using the purchase method of accounting. Adoption of SFAS No. 141 is not expected to have a material effect on the company, inasmuch as we have historically not participated in any business combinations.



     SFAS No. 142, "Goodwill and Other Intangible Assets", establishes financial accounting and reporting standards for acquired goodwill and other intangible assets and supercedes APB Opinion No. 17, "Intangible Assets". SFAS No. 142 establishes standards as to how intangible assets that are acquired (but not acquired in a business combination) should be accounted for in financial statements upon their acquisition. In addition, SFAS No. 142 establishes standards how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. Adoption of SFAS No. 142 is not expected to have a material effect on the company, inasmuch as we have historically not had a material amount of intangible assets and no goodwill recorded in the financial statements.

                            BUSINESS

DESCRIPTION OF BUSINESS

General


Our Background.



     Lexington Barron Technologies, Inc. was incorporated on
August 23, 2000 in Colorado and is authorized to issue 20,000,000 shares of common stock and 5,000,000 shares of preferred stock.



     In September 2000, we attended a venture capital conference in Denver, Colorado where we met several consultants that shared our vision of working with start-up companies and small businesses. By January 2001, our management team had put in place a network of business consulting professionals that ranged in expertise from technical consulting to financial consulting to legal and accounting services.



     In April 2001, we purchased from Graciela Ballesteros De Colomer, an international business consultant, her proprietary knowledge of business consulting models and client acquisition methodologies; contacts of start-up businesses currently seeking management, start-up or business consulting services; and network of business professionals containing over 300 viable and established contacts. The purchase was made using stock-based compensation, wherein Ms. De Colomer received 1,250,000 shares of our Common Stock that we valued at $0.02 for the transaction. We finished updating the information and verifying addresses and phone numbers in September of 2001. Thenegotiations with Ms.
De Colomer were done at amrs-length and there were no special considerations givne to the transaction. The acquisition did not add any liabilities to the company. On the transaction date, our common stock had no reliable market value and we valued the shares issued by the value of the marketing expenditure at $.02 per share. As a result, we recognized a stock-based compensation expense totalling $25,000.




     In November 2001, we started a small test customer acquisition campaign that targeted 20 potential small businesses in Colorado and California. In December 2001, we signed a consulting agreement with our first customer, Aspin Incorporated, for $3,000 to assist them with financial planning. This project resulted in $4,000 of revenues, of which $2,000 was received on February 26, 2002 and the remaining $2,000 was received on April 8, 2002.



     In February 2002, we signed two more customer agreements one with Energy Alert, Inc. for $3,000 and the other with Aurel
Corporation for $2,500. We received payment for both contracts in April 2002. In April 2002, Energy Alert asked us to perform some strategy consulting and corporate structuring, which resulted in $8,000 in additional revenue which we received on May
9, 2002. In May 2002, we signed a customer agreement with ConservE, Inc. for $5,750 and received payment in June 2002.



     As a result, this small test customer acquisition campaign has resulted in $17,500 in revenues to date. However, we wish to remind investors that there can be no guarantee that we will be able to continue to secure customer agreements or generate sufficient revenues, if any, in the future.

     In March 2001, we issued 750,000 shares of our common stock in exchange for financial consulting services valued at $15,000. On the transaction date, our common stock had no reliable market value. The shares issued were valued by the amount of services provided at $.02 per share. As a result, we recognized a stock-based compensation expense totaling $15,000 in connection with this agreement.





     In March 2001, we issued 625,000 shares of our common stock in exchange for systems and software consulting services valued at $12,500. On the transaction date, our common stock had no reliable market value.
The shares issued were valued by the amount of services provided at $.02 per share. As a result, we recognized a stock-based compensation expense totaling $12,500 in connection with this agreement.




Background

     The recent significant increase in technology start-up companies and in-home businesses has created a substantial demand for micro-level management consulting particularly in the United States. With the increase in such issues as deregulation, privatization and market complexities, the consulting industry has experienced a boom since 1997. In addition, companies are finding new ways to define and combine jobs as well as cut costs
by outsourcing to consulting companies.   However, because many
of the well-established consulting firms tend to deal with large organizations, a gap in services is evident at the start-up level. This gap has in turn created a demand for management consulting service for start-up companies and smaller businesses. We were founded to address the specific needs of smaller companies and startup organizations by providing a broad range of consulting and advisory services, ranging from market research and analysis to business plan and systems development to financial consulting.

The Facets of Service

Market Research and Analysis

     We provide market research and analysis services for start-up firms. These services serve as an entry point for clients, where we can deliver an easy to understand view of the marketplace as well as key customer segments specific to the client's desired characteristics. Additionally, this point of entry enables us to have a screening process whereby we can thoroughly analyze the client to determine if it is a viable candidate that warrants further involvement. Furthermore, the process is at least a break-even mechanism, as we generate revenues from our services even in cases that we determine do not merit further participation.

     Upon analysis, we provide feedback to the client in the form of a report, a formal presentation, and/or a one-to-one consultation, depending on the client's needs. We are able to provide our clients with quality data, useful interpretations of that data, and focused strategies based upon the results of that data. Our expertise enables clients to outsource this critical business function and receive results in a timely manner, saving the client time and money.

Examples of this type of research and analysis include the following:

-       Analysis of capital markets
-       International market entry strategy
-       Capital budgeting
-       Taxation planning
-       Corporate structuring
-       Management of information systems
-       Strategic and financial planning


Business Plan Development

     Business plan development requires significantly more input and cooperation from the client for the purpose of producing the most accurate and useful business plan for their organization. This service provides not only market research and analysis, but also economic analysis and preliminary rounds of company valuation. The output of this process is a 360-degree analysis of the company that results in an operational framework, 3 to 5 year strategy and projected timeline, which all together provide the client with an outline of the procedural aspects of starting and growing the business. More importantly, at the end of this stage, the client not only has a focused and specific plan but a selling piece that it can utilize to attract investors or communicate its goal.

     In this business plan development process, we typically cover product design, sales and marketing strategies and systems, financial analysis and projections, logistics, and a plan of operation that is ready for implementation. Through this intense process, we are usually able to identify any key resources and competitive or sustainable advantages of the organization. Most importantly, we then provide a recommended method of how to best leverage those critical success factors, a component that most start-up companies and small businesses overlook.

     In addition to the services mentioned above, the following provide a sampling of topics that we often address when we conduct business plan development services:

-       Economic analysis of industry and market
- Development of strategic plans, acquisition plans, and industry forecasts
- Cost/benefit analyses with regard to investment, financing, and dividend decisions
- Investment performance, rate of return analysis and diversion of corporate assets
- Market risk analysis which includes events such as the effects of government regulation, governmental expropriation, competitor transactions, or technology change
- Intercompany and intracompany transfer pricing for tangible and intangible assets
- Royalty rate and licensing analysis of intangible assets and intellectual properties
- Remaining useful life analysis for tangible and intangible assets
-       Development of merger acquisition strategies and criteria
- Identification and assessment of merger acquisition candidates
-       Due diligence analysis of individual targets
- Financing - debt versus equity and an appropriate capital structure
-       Negotiation of deal pricing, terms, and conditions
-       Deal structuring and securities design
-       Structuring equity allocation
- Structuring transactions to comply with IRS or other regulatory authorities
-       Refinancing and restructuring of current debt
-       Valuation of stock options, warrants, and grants


Systems Development and Organizational Growth

     Systems development is the most complex and demanding service we offer. This service is designed to be a fix-it approach to a start-up that already has a business plan
developed.   Typically, small businesses or start-ups reach a
point we call "the leap of faith period", where the business has shown that its product or service has generated interest and that its business model is viable. To grow beyond this point, however, often requires additional financing or an assessment of the systems that are in place. In most cases, businesses that are at this point are unable to obtain this on their own. It is at this point that businesses come to us to obtain analysis of their operational systems and their plan for growth.

     We conduct an internal analysis of the current system or systems that are at capacity or are not performing to the desired level. This process requires a significant amount of interaction between the start-up client and our agent in order to understand the business, identify the current systems and why they are being used. As a result, we expect to generate the most revenue under this category of service.

     An analysis of the systems and the strategies surrounding those systems is then done in order to measure performance quality and strategic accuracy. We refer to this process as "corporate chiropractic servicing", where we check to see what systems and strategies are out of alignment. At this point, we also examine the client's benchmarks to ensure that the client has established appropriate performance measurement criteria and goals. An adjustment or replacement of appropriate systems and strategies is then developed in order to "realign" the client's objectives and performance.

     Once the client has had a full analysis of its systems and strategies, alternatives for growth can then be examined. We then walk the client through the most viable alternatives, and together, develop a recommended action plan that can be supported by our resources, capabilities and identified strategic partnerships. Continuous communication with the client helps to facilitate this process, and upon completion, the client has a viable action plan that is customized to the client's specific needs and market conditions.

Market Segmentation and Sales Strategy

The small business and start-up consulting market can be divided into three distinct categories of customers:

Entrepreneurs with an idea and no business
Start-ups in need of assistance with corporate structuring and launching the business
Young businesses that require assistance to reach the next level

     The first two categories rarely receive consulting services from firms because few have the capital to pay for consulting services and they also tend to be very risky projects. The third category may receive consulting services, but few companies target this segment. Because we have a low cost structure, we can target businesses in the second and third segments, and will focus primarily on businesses that fall within the third category.

     Our founders have significant contacts in Colorado Springs and Denver, where we will initially focus our efforts. Our President and Vice President of Marketing will be responsible for direct consultative selling to potential clients. We are positioned to receive multiple referrals from accountants, business lawyers and small business incubators. Additionally, we will utilize our website as a resource page for start-up companies and small businesses to generate both name brand recognition and credibility. Potential clients will able to "interview" us via our website, as well as review case studies of our successes.

Our understanding of small business challenges and the dynamics of growing a start-up comes from management's experience in the banking, accounting and consulting industries.

Promotion Strategy

     The Promotion Strategy will focus on identifying the types of interface opportunities that are available to reach start-up entrepreneurs in order to deliver our message. We believe entrepreneurs and small businesses will respond to the message:

"You don't have to have all the capabilities yourself. You can rent them!"

     We will advertise in specialized trade magazines including printed matter as well as websites dedicated to relevant content. The strategy is to point the digital promotion strategy towards start-ups seeking information on how to build a company. This is a quality approach to promotion rather than the more traditional large-scale approach. The advertising will provide a link to our website where the prospect can review our qualifications, our case study/success page, and register to be interviewed for a consultation. For clients that are further along in the process and or long time business partners, the website will provide secure access to business information specific to the start-up industry and will serve as a small business forum.

     We will focus our business development, sales and marketing efforts on clients who have solid management teams, products that are appropriate to market conditions, and viable business models.
Within the framework of establishing a geographically concentrated client base, the following strategy will be undertaken utilizing a portion of the proceeds from this offering:

Develop and implement a direct mail campaign targeting small business owners and entrepreneurs as part of an overall sales plan

Develop a website capable of demonstrating our services and stimulating qualified sales leads

Utilize promotional activities such as press releases, case histories and articles in relevant trade publications.

Attend trade shows, seminars and conferences to present our services

Place advertisements in journals to develop brand awareness


Pricing

     Our pricing schedule is a simple model based on the anticipated number of hours required to deliver the desired service and the complexity of the required resource. The cost of the job will vary from client to client and will also depend on the cost of the resources required to produce the final deliverable. For example, we expect to have the following price schedule:
                                       25

Description of Service             Fees (per hour)
Market research                         $60.00
Business plan development               $75.00
Strategy development                    $100.00
Financial modeling and forecasting	$125.00
Pre-IPO and IPO consulting              $150.00 and higher

     In cases we deem appropriate, we will accept equity stakes in the client as a form of payment for services rendered. This is an extremely important area of leverage for us because it provides the opportunity for the client to still be serviced despite any cash flow problems at the time of negotiation or payment. An equity stake in the start-up also buttresses the notion of the dedicated best effort we will deliver to the client. From the opposite perspective, this channel of payment creates the opportunity for us to grow much more quickly because of ownership stakes in multiple start-ups.

     A second source of revenue is the residual Networkers fee. This is an opportunity for the client to join the community of start-ups and other businesses in a network format to be continued on an annual fee basis. The annual fee will depend on the size of the member, and will be reviewed annually. Initially the fee will not be considered a significant source of revenue. As our client base grows, however, annual fees could represent a significant portion of revenues. The average annual fee is estimated to be $350 year. The benefits to the members are that they have immediate access to follow-up service with us for quick questions and answers. Secondly, the Networkers community provides ample opportunity for former clients and other members to develop business relationships for future growth in their respective businesses, thus fostering a forum for entrepreneurs and start-ups.

Customers

     The primary customer base will be start-up companies and small businesses that need assistance with the development and management of their growth. While this will be our focus, we expect to secure contracts with some small to medium sized enterprises. Management believes that it can obtain 5 main clients in its first year, 8 clients in its second year and 12 clients in its third year. The Networkers members will be considered key customers of the past and a source of future business as well.

Competitive Environment

     During the late 1980's and throughout the 1990's, the consulting industry exploded as technology advances and a changing global market created demand for qualified business advice. With companies turning to consulting firms in unprecedented numbers, the consulting industry became intensely competitive as the market became flooded with consulting firms. The high demand coupled with the need for fast solutions resulted in a proliferation of cookie-cutter style consulting solutions. In fact, through the use of strategic alliances with high-technology giants such as IBM, SAP, Oracle, HP, and Cisco Systems, many consulting companies essentially became sales networks for high-technology solutions.

     In the last couple of years, the industry has seen a resurgence of consulting firms that are branding them as "fresh" and "innovative", in a backlash against the cookie-cutter style consulting solutions. The industry is now recognizing that the explosion of consultants has left an unserved market, primarily start-ups and small businesses that were overlooked in the rush to secure large accounts with multi-million dollar corporations.

     Venture capital firms are the main ones that have traditionally served start-ups and small businesses with consulting services. We believe that the main competitive threat for our niche market of consulting for start-up companies is the venture capital community. Due to its primary role of financing start-up operations, venture capitalists have had to provide consulting services in order to strengthen their client's prospects.

     However, most venture capitalists are reluctant to offer consulting services to companies they do not envision financing. Therefore, the pool of businesses receiving consulting services from venture capitalists is very small. Nevertheless, venture capitalists overlap significantly with us with regard to target market and services provided.

     As of 1998 there were over 44,900 consulting service firms in the United States. The domestic market has seen a shift in this service to a technology based and strategic focused approach to consulting and the firms are concentrating on the entire business process. Today, technology planning, strategic services and enterprise consulting represent 35 percent, 20 percent and 15 percent respectively of the worldwide consulting spending.<F1> Currently there are six dominant Management Consulting Companies in the US and hundreds of smaller ones. The continuous advancements in technology and the individual needs of companies will shape the ways in which consultants serve their clients throughout the next decade.

     There are a plethora of companies providing business plan consulting services for start-ups with the main objective being attracting investors. Most small business sites are non-profit organizations that provide entrepreneurs and small businesses with links and resources. Following these links leads to few companies that actually focus on serving all needs of start-ups and small businesses.


     Management does not believe that it has a sustainable competitive advantage as the qualities that make Lexington Barron a unique consulting firm could be duplicated. However, management does believe it is able to differentiate itself because of the network of professionals upon which it can draw to service a project. We believe that many consulting firms specialize too narrowly, which makes it difficult for small businesses to employ consulting firms because it is costly to have several firms provide guidance across a spectrum of needs. We believe, however, that small business will find our approach appealing because they will have access to consulting expertise in many areas within just one firm.


     We have identified three main significant competitors in our targeted area of initial penetration. While it seems to offer packaged solutions primarily through its website <F2>, MindSpringBiz is catering to the same targeted customers as us.
_____________________________

<F1>
1 http://www.cob.ohio-state.edu/~fin/jobs/mco/trend.htm
-------------------------------------------------------

<F2>
2 http://business.mindspring.com/
---------------------------------

     Another direct competitor we have identified is iEmploy.com, which provides resources to help startups and small businesses - ranging from human resources outsourcing to venture capital to
valuation strategies <F3>.   The other direct competitor is Laurel
Ventures, which is based in Menlo Park, although its services are heavily biased towards technology start-ups <F4>.


     Based upon its experience, management believes that the larger the consulting company the larger the customers tend to be. Since most small businesses are not as well capitalized as larger businesses, and thus cannot afford extensive consulting services, consultants overlook the vast majority of small businesses. However, the vast majority of consultants and consulting firms are smaller firms such as ours.



     As such, there are more and more firms that are trying to enter this market segment and find profitable models of working with smaller businesses. As this trend continues, it will become increasingly difficult for our company to compete with other firms, which could affect our ability to continue operating.


General

     We estimate that there are more than 250,000 consultants in the U.S. and the consulting industry has been on a sustained growth curve for well over a decade. In fact, it is estimated that total management consulting revenues worldwide hit $89 billion in 1998 and are growing at over 20% per year <F5>. While many of the world's largest consulting firms are growing even faster than the market, consulting remains a fragmented business where thousands of small specialty firms prosper.

     Even though there are thousands of consulting organizations across the country, these firms can be tough to measure because most are privately held. In addition, almost all work directly with other businesses rather than with your average consumer, meaning they tend to be intensely private about the names of the clients they work with and the actual work they do. Analysts typically divide the industry into six different categories: the industry elite, the Big Five, boutiques, information technology
(IT) consultancies, human resources specialists, and the independents. According to wetfeet.com, most consultant firms in the industry can be put into one or more of these six different categories <F6>.

Industry Elite

     Companies in this category provide cutting-edge strategy and operations advice to the top management of large corporations. Players in this group include Arthur D. Little, A.T. Kearney, Bain & Co., Booz-Allen & Hamilton, The Boston Consulting Group, McKinsey & Co., Mercer Management Consulting, and Monitor Co.

_________________________________

<F3>
3 http://www.startupuniversity.com/seminars/index.html
------------------------------------------------------

<F4>
4 http://sites.netscape.net/laurelventures/homepage
---------------------------------------------------

<F5>
5 http://www.consultingcentral.com/career/background.html
---------------------------------------------------------

<F6>
6 http://www.wetfeet.com/industries/quicks/consulting-online.asp
----------------------------------------------------------------

Big Five

     This category refers to the consulting operations of the Big Five accounting firms. Although these firms provide some of the same strategy and operations advice as the elite, they tend to put a stronger emphasis on implementation work, particularly in the IT world. The players are Andersen Consulting , Deloitte Consulting (part of Deloitte & Touche), Ernst & Young, KPMG, and PricewaterhouseCoopers.

Boutique

     Firms in this category specialize along industry or functional lines. Although often smaller, these firms may have top reputations and do the same operations and strategy work the elite firms do, but with more of an industry focus. Representative players include: Advisory Board Company and APM (health care), Corporate Executive Board (cross-company research), CSC Planmetrics (energy and utility industry), Cluster Consulting (telecommunications and the internet), Marakon Associates (strategy), Mitchell Madison Group (financial and strategy), Oliver Wyman (financial services), Oxford Associates (sales), PRTM (high-tech operations), Strategic Decisions Group (decision analysis), Roland Berger & Partners (strategy and operations), and Vertex Partners (strategy).

IT

     Information technology specialists constitute one of the fastest-growing sectors of the consulting world, although this sector's growth isn't quite as meteoric as that of strategy consulting, according to Kennedy Information Group. IT firms provide advice, implementation, and programming work on issues related to computer systems, telecommunications, and the Internet. Representative players include American Management Systems, Computer Sciences Corp., Diamond Technology Partners, EDS, IBM, Mondial, and the Big Five firms.

Human Resources

     This area of consulting focuses on personnel issues such as employee management and evaluation systems, payroll and compensation programs, pensions, and other benefits programs. Representative firms include The Hay Group, Hewitt Associates, William M. Mercer, Sibson & Co., Towers Perrin, and Watson Wyatt Worldwide. In addition, several of the Big Five firms have practices devoted to this area.

Independents

     This category describes "one-man or one-woman" shops, which far outnumber the larger firms with 45 percent of all consultants classifying themselves as independents. They typically have some sort of industry or functional specialty and get hired on a project basis.

     Analysts predict that the next few years will be boom years for consultants, as the profession has a fertile, creative base with thousands of small and large firms offering rich expertise in specialized areas. As eCommerce continues to grow, technology demand for consulting promises to be a large area of growth. While analysts expect large consulting groups to jockey for position in serving the world's major corporations, there is little being mentioned about the increasing need for consulting services for start-ups and small businesses.


Research and Development

     We have not conducted any research and development activities, nor do we expect to do so in the near future. No funds are set aside in this offering to provide for research and development.


Government Regulation

     There are no federal, state and local government regulations that directly apply to us, nor is there a need for governmental approval to provide our services. Government regulation is not expected in the future, but should it occur, it could possibly affect our provision of services.


Legal Proceedings



     As of the date of this prospectus, we are not a party to any legal proceedings.



Employees and Consultants



     As of the date of this prospectus we have 3 full-time employees. We presently have no labor union contract between us and any union and we do not anticipate unionization of our personnel in the foreseeable future.



     We currently have four technical consultants, two legal consultants, two accounting consultants, four financial consultants, three strategy consultants, two marketing consultants and five consultants that we label "generic" (because they have operations, management and other professional experience). These twenty-two consultants are readily available and are typically able to work on a project within two weeks of being notified. They all work as independent contractors and are paid by the hour.



Description of Property



     We do not own any real property. We presently have a rent-free agreement with our CEO, Phillip Kilgore, at our current address. This agreement provides us with approximately 200 square feet of office space. Our management believes our current office space will be sufficient for our projected operations, unless we greatly expand our operations. Although we have no plans to relocate our facility, should the occasion arise to do so, there can be no guarantee that we will be able to find sufficient space at reasonable costs.

                             MANAGEMENT

     A list of the current officers and directors appears below. Our directors are elected annually by the shareholders and do not presently receive any fees or other remuneration for their services, although they are reimbursed for expenses associated with attending meetings of the Board of Directors. Our officers are elected by the Board of Directors.


Phillip Kilgore. Founder, Chairman and Interim Chief Executive Officer, (Age 39). Mr. Kilgore has served as our Chairman and Chief Executive Officer since inception. From 1993 to 2000, Mr. Kilgore worked with Honeywell Technology Solutions. He held positions with Honeywell as a Quality Manager and System Security Engineer. From 1984 to 1992, Mr. Kilgore was a Criminal Investigator with the US Air Force. Prior to that he was a communications Electronics Officer for the Air Force.

His wealth of experience will help us to expand our systems development and organizational growth consulting services division. As a Quality Manager and systems engineer, Mr. Kilgore is an expert in systems, processes and procedures that give a company a competitive edge.

Mr. Kilgore has a Bachelor of Science in History from the US Air Force Academy. Mr. Kilgore has earned numerous awards and certificates including the following: Software Quality Engineering Course, 2001; member of the American Society for Quality; ISO 9000 Lead Auditor and Internal Auditor Training Courses; AlliedSignal Process Management Course; AlliedSignal Total Quality Facilitator and Examiner Course; and the United States Air Force Basic Investigator's Course.


Mr. Kilgore will serve as the CEO until the company is able to either generate sufficient revenues or attract financing that would cover the company's operations as well as an estimated $125,000 for a new CEO. Since the Mr. Kilgore is a seasoned executive, the company will only look at candidates that have experience running a publicly traded company. As of May 15, 2002, the company had not begun looking for a permanent CEO. The company plans to begin looking starting June 2003 and will most likely utilize the service of a head hunting firm.



David A. Goller, Executive Vice President, (Age 46). Mr. Goller has served as the Executive Vice President of the company since inception. Before Lexington Barron Technologies, Mr. Goller worked for Honeywell Technical Solutions (formerly Allied Signal) as the Information Systems Manager. In 1995, Honeywell promoted him to a Senior Executive Manager.



Mr. Goller's significant business background and training will help the company to provide clients expertise in management consulting. His experience as an information systems manager helps to integrate business strategy with technology solutions that optimize a company's performance and efficiency.


Mr. Goller has a Bachelor of Science in Political Science from the University of Indianapolis. Mr. Goller completed a Masters degree in Management and Supervision in 1982 and earned a Masters of Business Administration in 2000.


Jeffrey A. Neal, Vice President, (Age 46).   Mr. Neal has served
as the company's Vice President since inception. From 1993 to 2000, Mr. Neal worked with Honeywell Technology Solutions. He held positions with Honeywell as a Quality Auditor and ISO 9000 Coordinator.

Mr. Neal's experience and training in human resource management and quality assurance will help the company to provide clients with organizational structuring and efficiency consulting. Mr. Neal has a Bachelor of Science in Psychology from Indiana University. Mr. Neal completed a Masters degree in Human Resources in 1986.


     All directors hold office until the next meeting of shareholders or until their successors are elected and have qualified. The executive officers of the company serve at the discretion of the board of Directors.


EXECUTIVE COMPENSATION


Employment and Consulting Agreements

	We have no employment or consulting agreements in place at this time.


Summary Compensation Table

	The following table sets forth the total compensation paid to or accrued for the year ended December 31, 2001 to our principal executive officer and the individuals who we anticipate will be our two other most highly compensated officers. To date, no officers have received any compensation.

Annual Compensation





Name and                                      Other      Restricted   Securities
Principal                                     Annual       Stock      Underlying   LTIP     All other
Position           Year    Salary    Bonus  Compensation   Awards      Options    Payouts  Compensation
----------------------------------------------------------------------------------------------------

Phillip Kilgore   2000     $0         0         0            0          0          0          0
Chairman and      2001     $0         0         0            0          0          0          0
Interim CEO

David A.Goller    2000     $0         0         0            0          0          0          0
Executive Vice    2001     $0         0         0            0          0          0          0
President

Jeffrey A. Neal,  2000     $0         0         0            0          0          0          0
Vice President    2001     $0         0         0            0          0          0          0





Stock Option Grants in the past fiscal year

We have not issued any grants of stock options in the past fiscal year.

PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of all shares which may potentially be sold in connection with this registration statement, by (i) those shareholders known to be the beneficial owners of more than five percent of the voting power of our outstanding capital stock, (ii) each director, and (iii) all executive officers and directors as a group:



                                        Number of       Percent     Number of
                                        Shares Owned    Owned      Shares Owned    Percent
Name and Address of                     Before          Before         After        After
Beneficial Owner                        Offering        Offering     Offering     Offering <F1>
-------------------                     -------------   ---------  -----------    ---------
Phillip Kilgore                          1,610,475       22.84%     1,610,475       13.36%
18135 Fur Ranch Road
Peyton, CO  80831

Jeffrey Neale                              848,955       12.04%       848,955        7.04%
3110 Navigation Dr.
Colorado Springs, CO  80920

David Goller                               841,595       11.94%       841,595        6.98%
3115 Birnamwood Dr.
Colorado Springs, CO  80920

Graciela Ballesteros De Colomer          1,250,000       17.73%       916,487        7.61%
Managua 907, Linda Vista
Gustavo A. Madero D.F., Mexico

Jaime Luis Perez Marquez                   750,000       10.64%       549,751        4.56%
Universo 800, Col. Jarndines Del Bosque
Guadalajara, Jal.  44520, Mexico

Ruben Garduno                              637,500        8.86%       467,571        3.88%
PO Box 622
Cascade, CO  80809

All Directors and Officers as
A Group (3 persons)                      3,301,025       46.82      3,301,025       27.39%

_____________

<F1>
(1)	Assumes the sale of all shares offered hereunder.

SELLING SHAREHOLDERS


The following table sets forth information with respect to the ownership of our common stock by selling shareholders as of May 20, 2002. Unless otherwise indicated, none of the selling shareholders has or had a position, office or other material relationship with us within the past three years.





                                       Ownership of                                    Ownership of
                                       common stock                Number of           common stock
                                    Prior to Offering            Shares offered       After Offering
Selling Shareholder               Shares<F1>     Percent              Hereby          Shares  Percent
----------------------------------------------------------------------------------------------------
Jamie Luis Perez Marquez           750,000       10.64%              200,249          549,751  4.56%
Graciela Ballersteros DeColomer  1,250,000       17.73%              333,513          916,487  7.61%
Ruben Garduno                      637,500        8.86%              169,929          467,571  3.88%
Jim Dodrill<F2>                    250,000        3.55%              250,000           0       *
Camilla Edblem                      50,000            *               50,000           0       *
Darren Woosley                      25,000            *               25,000           0       *
Derek Bannister                     25,000            *               25,000           0       *
Eric Majors                         50,000            *               50,000           0       *
Ernesto Angel                       25,000            *               25,000           0       *
Gary Killian                        12,500            *               12,500           0       *
Brent Madison                       25,000            *               25,000           0       *
Chuck Fishel                        50,000            *               50,000           0       *
David Lirette                       12,500            *               12,500           0       *
Dennis Davis                        50,000            *               50,000           0       *
George McDaniel                     25,000            *               25,000           0       *
Jesus Romero                        25,000            *               25,000           0       *
Joshua Wolcott                      25,000            *               25,000           0       *
Kerri Wolcott                       25,000            *               25,000           0       *
Kim Arel                            25,000            *               25,000           0       *
Marcy Richfield                     12,500            *               12,500           0       *
Monte J. Diede                      25,000            *               25,000           0       *
Nathan Enger                        25,000            *               25,000           0       *
Nolen G. Brown                      25,000            *               25,000           0       *
Pamela Parris                       12,500            *               12,500           0       *
Peter Contreras                     25,000            *               25,000           0       *
Richard Estrada                     25,000            *               25,000           0       *
Rosiland McDaniel                   25,000            *               25,000           0       *
Sarah McDaniel                      25,000            *               25,000           0       *
Steve Goller                        12,500            *               12,500           0       *
Steve Wernli                        12,500            *               12,500           0       *
Troy Lynette                        25,000            *               25,000           0       *
Iris Silva                          25,000            *               25,000           0       *
Susan Scotland                      25,000            *               25,000           0       *
Fone Likitkorn                      12,500            *               12,500           0       *
Rodney Ramsey                       75,000            1%              75,000           0       *
Terry Madison                       25,000            *               25,000           0       *


Total                            3,750,000                         1,816,191


* Indicates less than 1%

<F1>
1) Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this offering. Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each shareholder will own upon completion of this offering.

<F2>
2)   Mr. Dodrill is the president of The Law Office of James G.
     Dodrill II, PA, which serves as our legal counsel.

<F3>
(3)  Mr. Steve Goller is the brother of our Vice President, Mr.
David Goller.

                       CERTAIN TRANSACTIONS


     In December 2000, we issued to our three founders (Mr. Phillip Kilgore, Mr. Jeffrey Neale and Mr. David Goller) a total of 3,301,025 shares of our common stock in exchange for expenses paid on behalf of the company in the amount of $1,683 and equipment purchased for the company in the amount of $4,919. Mr. Kilgore was issued a total of 1,610,475 shares in exchange for expenses paid on behalf of the company in the amount of $3,220.95 for computer equipment. Mr. Neale was issued a total of 848,955 shares in exchange for expenses paid on behalf of the company in the amount of $1,697.91 for computer equipment and a DSL modem. Mr. Goller was issued 841, 595 shares in exchange for expenses paid on behalf of the company in the amount of $1,683.19 for travel, office supplies and communications/Internet expenses On the transaction date, the company's common stock had no reliable market value. The shares issued were valued by the amount of reimbursement at $.002 per share.



     During January 2002, the company conducted a private placement offering whereby it sold 875,000 shares of its no par value common stock for $.04 per share pursuant to an exemption from registration claimed under sections 3(b) and 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The shares were sold through the company's officers and directors. The company received proceeds in the amount of $35,000 and paid $7,500 in related offering expenses as of February 15, 2002.



     In September 2001, the company issued 250,000 shares of its common stock to the Law Office of James G. Dodrill II, P.A.
for legal services. The transaction was valued at $.04 per share in accordance with contemporaneous stock sales in January 2002. The company deferred $5,714 of the $10,000 as deferred offering costs.



     In March 2001, the company issued 750,000 shares of its common stock to Jaime Luis Perez Marquez, an independent consultant, in exchange for financial consulting services valued at $15,000. On the transaction date, the company's common stock had no reliable market value. The shares issued were valued by the amount of services provided at $.02 per share. As a result, the company recognized a stock-based compensation expense totaling $15,000 in the accompanying financial statements.



     In March 2001, the company issued 1,250,000 shares of its common stock to Graciela Ballesteros De Colomer, a business consultant, in exchange for consulting services that included sales leads, marketing lists and materials as well as advertising advice. On the transaction date, the company's common stock had no reliable market value. The company valued the shares issued by the value of the marketing expenditure at $.02 per share. As a result, the company recognized a stock-based compensation expense totaling $25,000 in the accompanying financial statements.



     In March 2001, the company issued 625,000 shares of its common stock to Ruben Garduno, a computer consultant, in exchange for systems and software consulting services valued at $12,500. On the transaction date, the company's common stock had no reliable market value. The shares issued were valued by the amount of services provided at $.02 per share. As a result, the company recognized a stock-based compensation expense totaling $12,500 in the accompanying financial statements.

     The company's officers have contributed services valued at $206,650. These services break down as follows. Mr. Kilgore provided 1,037 hours of service in 2001 and 169 hours of service in 2002 that included product and service development, consulting network development, systems development, financial planning, business planning and company administration. Each service category was booked at an estimated fair market value for a total value of services of $66,000 in 2001 and $12,625 in 2002. Similarly, Mr. Neal provided 722 hours of service in 2001 and 147 hours of service in 2002 that included product and service development, market positioning, business development and company administration. Each service category was booked at an estimated fair market value for a total value of services of $55,400 in 2001 and $11,100 in 2002. Likewise, Mr. Goller provided 1,037 hours of service in 2001 and 144 hours of service in 2002 that included financial planning, strategy development, systems development, and company administration. Each service category was booked at an estimated fair market value for a total value of services of $50,400 in 2001 and $11,125 in 2002. Since March 31, 2002
the three officers have contributed 621 hours of service that included product and service development, market positioning, business development and company administration. Each service category was booked at an estimated fair market value for a total value of services of $44,400.



     Our auditor's have recognized Mr. Kilgore's contributed rent of $14,250 over a period of nineteen (19) months, or inception
(August 23, 2000) through March 31, 2002. The office space was valued at $750 per month based on the market rate in the local area and is included in the accompanying financial statements as contributed rent expense with a corresponding credit to additional paid-in capital. Since March 31, 2002, Mr. Kilgore has contributed rent of $3,750, over a period of five months, or April 1, 2002 through August
31, 2002.


     Mr. Neale paid the costs of incorporating our business on our behalf. We are indebted to him in the amount of $100 to reimburse him for the expenses incurred.


     As of August 7, 2002, there were no other transactions that took place other than the contributed services and rent.



     There are currently no agreements, written or oral, in place between the company and Force Financial Systems Group. Because the CEO of Force Financial worked previously with and had a personal relationship with the company's CEO, Force Financial has undertaken various activities for us as a favor and no payment or other agreement was or is intended to be made.



     There are no future arrangements in place between us and Force Financial and Force Financial is not a beneficial owner of any of our securities. Force Financial is a registered investment advising firm that is registered with the state of Colorado. Accordingly, it is our belief that Force Financial is not a promoter for the company.

                  DESCRIPTION OF SECURITIES

General

     Our authorized capital stock consists of 20,000,000 shares of common stock, having no par value per share, and 5,000,000 shares of preferred stock, having no par value per share. As of the date of this prospectus, 7,051,025 shares of common stock and no shares of preferred stock were outstanding. We presently act as the transfer agent for our common stock but, prior to an active trading market developing, anticipate hiring ComputerShare of Denver, Colorado to serve as our transfer agent.

Common stock

     We are authorized to issue 20,000,000 shares of our common stock, having no par value, of which 7,051,025 shares are issued and outstanding as of the date of this prospectus. The issued and outstanding shares of common stock are fully paid and non-assessable. Except as provided by law or our certificate of incorporation with respect to voting by class or series, holders of common stock are entitled to one vote on each matter submitted to a vote at a meeting of shareholders.


     Notwithstanding any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stock will be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends. Upon our liquidation or dissolution, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders.


Preferred stock

     The board of directors has the authority, without further action by our shareholders, to issue up to 5,000,000 shares of preferred stock, having no par value per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. No shares of preferred stock are currently issued and outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change of our control.


Market for Common Equity and Related Stockholder Matters

     There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop or, if developed, will be sustained.

     As of May 20, 2002, there were 40 shareholders of record of our common stock and a total of 7,051,025 shares outstanding. Of the 7,051,025 shares of common stock outstanding, 3,301,025 shares of common stock are held by officers of the company. All shares of common stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by our "affiliates" as defined for purposes of the Securities Act. Item 405 of Regulation C defines the term "affiliate." The term affiliate applies to Messers. Kilgore, Neale and Goller as a result of their relationships with us.
We also consider Mr. Marquez and Ms De Colomer to be affiliates due to the size of their holdings in the company.


     Under certain circumstances, restricted shares may be sold without registration, pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by rule 144. In addition, rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock.

                   DISCLOSURE OF SEC POSITION
         ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES



     Our By-Laws provide for the indemnification of directors, officers, former directors and former officers of the corporation to the fullest extent provided by the Corporate Law of the State of Colorado and the By-Laws. These sections generally provide that the company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the company.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

                       PLAN OF DISTRIBUTION


     Upon effectiveness of this registration statement, we will conduct the sale of the shares we are offering on a self-underwritten, best-efforts basis. This means that we do not have an underwriter and that we will sell the shares directly to investors. Participating on our behalf in the distribution will be Phillip Kilgore, Jeffrey Neale and David Goller, who are exempt from registration as broker dealers under Rule 3a4-1 of the Securities Exchange Act. All shares of our common stock that we are registering for sale by the company that we are able to sell will be sold at a price per share of $0.10. There can be no guarantee that we will sell all or any of the shares offered. We have no arrangement or guarantee that we will sell any shares. All subscription checks shall be made to the order of Lexington Barron Technologies, Inc. Please note that the company is deferring $5,714 in offering costs.



     While we do not anticipate utilizing any registered securities broker-dealers in connection with any sales of the shares and have no arrangements to use any broker-dealers, we may, in our discretion, accept subscriptions for shares through broker-dealers that are members of the National Association of Securities Dealers, Inc. and are willing to, in connection with such sales, pay a commission of up to 10% of the price of each share sold. No officers or directors shall receive any commissions or compensation for their sale of any of the company's shares.



     The selling shareholders will sell their shares at a price per share of $0.10 until our shares are quoted on the Over The Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. The selling shareholders may sell or distribute their common stock from time to time themselves, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Accordingly, the prices at which the selling shareholder's shares are sold may be different than the price of shares that we sell. These sales by Selling Shareholders may occur contemporaneously with sales by us. In the event that any selling shareholder's shares are sold by a pledgee or donee of the selling shareholder, we will file a post-effective amendment to this registration statement in which we will name such pledge or donee. The sale of the common stock offered by the selling shareholders through this prospectus may be affected in one or more of the following:


-       Ordinary brokers' transactions;
-       Transactions involving cross or block trades or otherwise
- Purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
- "at the market" to or through market makers or into any market for the common stock which may develop;
- in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
-       in privately negotiated transactions; or
-       any combination of the foregoing.

     Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

     Neither we nor any selling shareholder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. In the event that we use an underwriter or a broker-dealer to consummate the sale of the shares we are registering for sale by the company, we will file a post-effective amendment to this registration statement setting forth the name of such entity and the terms under which such entity is participating in this offering.

     We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

     We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases make in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

                        LEGAL MATTERS

     The Law Office of James G. Dodrill II, PA, of Boca Raton, Florida will give an opinion for us regarding the validity of the common stock offered in this prospectus. Mr. James Dodrill, president of The Law Office of James G. Dodrill II, PA is the holder of 250,000 shares of our common stock, which was received in September 2001 in lieu of payment for services rendered. Mr. Dodrill is a selling shareholder under this registration statement and all shares he holds are being registered hereunder.


                           EXPERTS

     The financial statements as of December 31, 2001 and March 31, 2002 and for the period from August 23, 2000 (inception) to the year ended December 31, 2001 and January 1, 2002 through March 31, 2002 included in this prospectus have been so included in reliance on the report of Cordovano & Harvey, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                WHERE YOU CAN FIND MORE INFORMATION


     We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Lexington Barron Technologies, Inc. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549, at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at Lexington Barron Technologies, Inc., 102 S. Tejon Street, Suite 1100, Colorado Springs, Colorado 80903, attention: Phillip Kilgore.

	Following the effectiveness of this registration statement, we will file reports and other information with the Commission.
All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we intend to make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine.

                       LEXINGTON BARRON TECHNOLOGIES, INC.
                          (A Development Stage Company)
                          Index to Financial Statements




                                                                         Page
                                                                      --------

Independent Auditors' Report........................................     F-2

Balance Sheets at March 31, 2002 (unaudited) and December 31, 2001..     F-3

Statements of Operations for the three months ended March 31, 2002, and 2001 (unaudited), for the year ended December 31, 2001, from August 23, 2000 (inception) through December 31, 2000, and from August 23,2000 (inception) through March 31,
      2002 (unaudited)..............................................     F-4

Statement of Changes in Shareholders' Equity for the period from
      August 23, 2000 (inception) through December 31, 2001, and
      from January 1, 2002 through March 31, 2002 (unaudited).......     F-5

Statements of Cash Flows for the three months ended March 31, 2002 and 2001 (unaudited), for the year ended December 31, 2001, from August 23, 2000 (inception) through December 31, 2000, and from August 23,2000 (inception) through March 31,
      2002 (unaudited)..............................................     F-6

Notes to Financial Statements.......................................     F-7

                            Independent Auditors' Report


The Board of Directors
Lexington Barron Technologies, Inc.:


We have audited the accompanying balance sheets of Lexington Barron Technologies, Inc. as of December 31, 2001, and the related statements of operations, changes in shareholders' equity, and cash flows for the year ended December 31, 2001, from August 23, 2000 (inception) through December 31, 2000, and from August 23, 2000 (inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lexington Barron Technologies, Inc. as of December 31, 2001, and the results of its operations, changes in shareholders' equity, and cash flows for the year ended December 31, 2001, from August 23, 2000 (inception) through December 31, 2000, and from August 23, 2000 (inception) through December 31, 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered significant operating losses since inception, which raises a substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Cordovano and Harvey, P.C.
Denver, Colorado
April 2, 2002

                       LEXINGTON BARRON TECHNOLOGIES, INC.
                          (A Development Stage Company)
                                Balance Sheets

                                              March 31,        December 31,
                                               2002               2001
          Assets                            ------------       ------------
                                            (unaudited)
Cash.......................................  $  11,711          $    -
Accounts receivable........................      7,500               -
Equipment, net of accumulated depreciation
  of $2,838 (unaudited)
  and $2,282, respectively.................      5,581             2,637
Deferred offering costs (Note 3)...........      9,143             5,714
                                            ------------       ------------
                                             $  33,935          $  8,351
                                            ============       ============

         Liabilities and Shareholders' Equity

Liabilities:
  Accounts payable.........................  $    3,500              -
  Due to officer (Note 2)..................         100         $    100
                                            -------------      ------------
               Total liabilities...........       3,600              100
                                            -------------      ------------

Shareholders' equity (Notes 2 and 3):
  Preferred stock , no par value;
    authorized 5,000,000 shares,
    issued and outstanding -0- (unaudited)
    and -0- shares, respectively..........          -                -
  Common stock , no par value;
    authorized 20,000,000 shares,
    issued and outstanding 7,051,025 (unaudited)
    and 6,176,025 shares, respectively....       96,602           69,102
  Additional paid-in capital..............      220,900          183,800
  Deficit accumulated during
    development stage.....................     (287,167)        (244,651)
                                            -------------      ------------

        Total shareholders' equity........       30,335            8,251
                                            -------------      ------------
                                             $   33,935         $  8,351
                                            =============      ============



                  See accompanying notes to financial statements.

                       LEXINGTON BARRON TECHNOLOGIES, INC.
                          (A Development Stage Company)
                              Statement of Operations

                                                                                                       August 23,     August 23,
                                                                                                          2000          2000
                                                         Three           Three           For the       (Inception)   (Inception)
                                                       Months Ended    Months Ended    Year Ended        through       through
                                                        March 31,      March 31,       December 31,    December 31,    March 31,
                                                          2002            2001            2001            2000          2002
                                                       ------------    ------------    ------------  --------------  -------------
                                                       (unaudited)      (unaudited)                                   (unaudited)
Consulting revenue...............................      $     7,500     $      -        $       -     $        -       $     7,500
                                                       ------------    ------------    ------------  --------------   ------------
Operating expenses:
  Stock-based compensation (Notes 2 and 3):
    Consulting ..................................              -           27,500           27,500            -            27,500
    Marketing....................................              -           25,000           25,000            -            25,000
    Expense reimbursement........................              -              -                -            1,683           1,683
    Legal Fees...................................              -              -              4,286            -             4,286
  Professional services..........................           12,041            -                -              -            12,041
  Contributed services (Note 2)..................           34,850         42,950          171,800            -           206,650
  Contributed rent (Note 2)......................            2,250          2,250            9,000          3,000          14,250
  Depreciation...................................              556            410            1,640            100           2,838
  Other general and administrative costs.........              319            -                -              100             419
                                                       ------------    ------------    ------------  -------------     -----------
        Total operating expenses.................           50,016         98,110          239,226          5,425         294,667
                                                       ------------    ------------    ------------  -------------     -----------
        Loss before income taxes.................          (42,516)       (98,110)        (239,226)        (5,425)       (287,167)

  Income tax provision (Note 4)..................              -              -                -              -               -
                                                       ------------    ------------    ------------  -------------     -----------
        Net loss.................................      $   (42,516)    $  (98,110)     $  (239,226)  $     (5,425)     $ (287,167)
                                                       ============    ============    ============  =============     ===========
Basic and diluted loss per share.................      $     (0.01)    $    (0.03)     $     (0.05)  $      (0.00)
                                                       ============    ============    ============  =============
Weighted average common shares outstanding.......        6,176,025      3,738,525        5,184,038      3,301,025
                                                       ============    ============    ============  =============

                  See accompanying notes to financial statements.

                          LEXINGTON BARRON TECHNOLOGIES, INC.
                            (A Development Stage Company)
                     Statement of Changes in Shareholders' Equity

                                                                                               Deficit
                                                                                            Accumulated
                                                                              Additional       During
                                                         Common Stock           Paid-In     Development
                                                     Shares       Amount        Capital        Stage       Total
                                                     ------       ------      ----------    ------------   -------

  Balance at August 23, 2000 (inception)..........      -       $    -        $    -       $    -        $  -

  December 2000, common stock issued
         to founders in exchange for expenses
         paid on behalf of the Company
         ($.002/share) (Note 2)................... 3,301,025      6,602            -            -          6,602

 Value of office rent contributed by
         an officer (Note 2)......................     -             -           3,000          -          3,000

 Net loss.........................................     -             -             -         (5,425)      (5,425)
                                                   ---------     --------    -----------  ----------   ----------

  Balance at December 31, 2000.................... 3,301,025      6,602          3,000       (5,425)       4,177

  March 2001, common stock
         issued to consultants in exchange for
         services ($.02/share) (Note 3)........... 2,625,000     52,500            -            -         52,500

  September 2001, common stock
         issued to lawyer for legal services
         ($.04/share) (Note 3)....................   250,000     10,000            -            -         10,000

 Value of services contributed
         by officers (Note 2).....................     -             -         171,800          -        171,800

 Value of office rent contributed by
         an officer (Note 2)......................     -             -           9,000          -          9,000

 Net loss.........................................     -             -             -       (239,226)    (239,226)
                                                   ---------    --------      ---------   ----------   ----------

  Balance at December 31, 2001.................... 6,176,025     69,102        183,800     (244,651)       8,251

  January 2002, sale of common
         stock pursuant to a private
          placement offering, net of
          offering costs of $7,500
         ($.04/share) (Note 3)(unaudited)........    875,000     27,500            -            -         27,500

 Value of services contributed
         by officers (Note 2)(unaudited).........      -             -          34,850          -         34,850

 Value of office rent contributed by
         an officer (Note 2)(unaudited)..........      -             -           2,250          -          2,250

 Net loss(unaudited).............................      -             -             -        (42,516)     (42,516)
                                                  ----------   ---------     ----------    -----------  ----------

  Balance at March 31, 2002(unaudited)...........  7,051,025   $ 96,602      $ 220,900     $(287,167)    $ 30,335
                                                  ==========   =========     ==========    ===========  ==========




                  See accompanying notes to financial statements.

                            LEXINGTON BARRON TECHNOLOGIES, INC.
                               (A Development Stage Company)
                                  Statements of Cash Flows



                                                                                                       August 23,     August 23,
                                                                                                          2000          2000
                                                         Three           Three           For the       (Inception)   (Inception)
                                                       Months Ended    Months Ended    Year Ended        through       through
                                                        March 31,      March 31,       December 31,    December 31,    March 31,
                                                          2002            2001            2001            2000          2002
                                                       ------------    ------------    ------------  --------------  --------------
                                                       (unaudited)      (unaudited)                                   (unaudited)
Cash flows from operating activities:
  Net loss........................................    $   (42,516)      $   (98,110)   $  (239,226)     $    (5,425)  $  (287,167)
  Adjustments to reconcile net loss to net cash
    used by operating activities:
      Depreciation................................            556               410          1,640              642         2,838
      Common stock issued in exchange for
       services and property (Notes 2 and 3)......            -              52,500         56,786            1,683        58,469
      Services contributed by officers (Note 2)...         34,850            42,950        171,800            -           206,650
      Rent contributed by an officer (Note 2).....          2,250             2,250          9,000            3,000        14,250
      Changes in operating assets and liabilities:
          Receivables.............................         (7,500)              -              -              -            (7,500)
          Other assets............................         (3,429)              -              -              -            (3,429)
          Payables................................          3,500               -              -              -             3,500
                                                      ------------      ------------   ------------   --------------  -------------
              Net cash (used in)
                operating activities..............        (12,289)              -              -               (100)      (12,389)
                                                      ------------      ------------   ------------   --------------   ------------
Cash flows from investing activities:
  Capital Expenditures............................         (3,500)              -              -              -            (3,500)
                                                      ------------      ------------   ------------   --------------   ------------
              Net cash (used in)
                investing activities..............         (3,500)              -              -              -            (3,500)
                                                      ------------      ------------   ------------   --------------   ------------


Cash flows from financing activities:
  Working capital advances from an
    officer (Note 2)..............................            -                 -              -                100           100
  Net proceeds from sale of common stock (Note 3).         27,500               -              -               -           27,500
                                                      ------------      ------------   ------------   -------------    -----------
              Net cash provided by
                financing activities..............         27,500               -              -                100        27,600
                                                      ------------      ------------   ------------   -------------    -----------
                Net change in cash................         11,711               -              -               -           11,711
Cash, beginning of period.........................            -                 -              -               -              -
                                                      ------------      ------------   ------------   -------------    -----------
Cash, end of period...............................    $    11,711       $       -      $       -      $        -       $   11,711
                                                      ============      ============   ============   =============    ===========


Supplemental disclosure of cash flow information:
   Cash paid for:
      Income taxes................................    $       -         $       -      $       -      $        -       $      -
                                                      ============      ============   ============   =============    ===========
      Interest....................................    $       -         $       -      $       -      $        -       $      -
                                                      ============      ============   ============   =============    ===========

Non-cash investing and financing activities:
    Common stock issued
      for equipment (Note 2)......................    $       -         $       -      $       -      $     (4,919)    $   (4,919)
                                                      ============      ============   ============   =============    ===========
    Common stock issued
      for deferred offering costs (Note 3)........    $       -         $       -      $    (5,714)   $        -       $   (5,714)
                                                      ============      ============   ============   =============    ===========



                   See accompanying notes to financial statements.

                        LEXINGTON BARRON TECHNOLOGIES, INC.
                            (A Development Stage Company)
                            Notes to Financial Statements



(1)	Summary of Significant Accounting Policies

Organization and Basis of Presentation

Lexington Barron Technologies, Inc. (the "Company") was incorporated on August 23, 2000 to engage in financial, operational and systems consulting to startup and small businesses. The Company's services include market research, business plan development, strategy development, financial modeling and forecasting, and Pre-IPO and IPO consulting.

Inherent in the Company's business are various risks and uncertainties, including its limited operating history, historical operating losses, and dependence upon its officers and strategic alliances. Management plans to raise capital through the sale of securities to enable the Company to expand its operations. The Company's future success will be dependent upon its ability to create and provide effective and competitive consulting services on a timely and cost-effective basis and the Company's ability to locate, attract and retain quality customers.

Development Stage Company

The Company is in the development stage in accordance with Financial Accounting Standards Board Statements of Financial Accounting
Standards ("SFAS") No. 7 Accounting and Reporting by Development
Stage Enterprises.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The accompanying financial statements contain estimates of the fair value of the consideration (shares of common stock) exchanged for expenses, equipment, compensation and consulting services that have a material affect on the financial statements. In estimating the fair value of the shares of the common stock issued, the Board of Directors considered contemporaneous transactions with unrelated third parties. In estimating the value of contributed services, the Board of Directors considered prevailing rates.

Recently Adopted Accounting Policies

The Company adopted SFAS No. 144 on January 1, 2002. Prior to that date, the Company accounted for the impairment and disposal of long-lived assets under SFAS No. 121, Accounting for the Impairment of Long-lived Assets and Assets to be Disposed of. There was no effect on the Company's financial statements resulting from the adoption of SFAS No. 144.

Cash and Cash Equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired, to be cash equivalents. The Company had no cash equivalents at March 31, 2002 (unaudited) (unaudited) or December 31, 2001.

                        LEXINGTON BARRON TECHNOLOGIES, INC.
                            (A Development Stage Company)
                            Notes to Financial Statements


Valuation and Qualifying Accounts

The Company has no allowance established for doubtful accounts as management considers all receivables to be fully collectible.

Property, equipment and depreciation

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which is estimated to be three years. Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated.

Offering Costs

The Company incurred consulting fees related to the preparation of its private placement memorandum and legal and accounting fees for its Form SB-2 registration statement. Legal and accounting costs related to the additional equity offering are initially deferred until the offering is completed, at which time they will be recorded as a reduction of gross proceeds from the offering.

Impairment of Long-Lived Assets

The Company evaluates the carrying value of its long-lived assets under the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Statement No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those
assets are less than the assets' carrying amount.   If such assets
are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes. SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Revenue Recognition
Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with all applicable accounting regulations, including Securities and Exchange Commission Staff Accounting Bulletin No. 101, Revenue Recognition, and American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2, With Respect to Certain Transactions.

Revenue from consulting and other services is recognized as the consultation and other services are performed. Revenues from technology consulting, user fees and marketing services contracts are recognized ratably over the contract period in accordance with the period in which the services are performed. Revenues attributable to

                        LEXINGTON BARRON TECHNOLOGIES, INC.
                            (A Development Stage Company)
                            Notes to Financial Statements

undelivered elements, including technical support are recognized ratably on a straight-line basis over the contract period.

Financial Instruments

The Company's financial instruments consist of cash and accounts receivable. At March 31, 2002 (unaudited) and December 31, 2001, the fair value of the Company's financial instruments approximate fair value due to the short-term maturity of the instruments.

Stock-based Compensation

Stock-based compensation is valued by either the value of the services provided or the value of the stock issued based on contemporaneous stock sales.

Unaudited financial information

The accompanying financial information as of March 31, 2002 and for the three months ended March 31, 2002 is unaudited. In the opinion of management, all normal and recurring adjustments which are necessary to provide a fair presentation of operating results for the three months ended March 31, 2002 have been made. The results of operations for the three months ended March 31, 2002 are not necessarily indicative of the results to be expected for the year.



(2)	Related Party Transactions

The Company recognized consulting revenue from one customer in the amount of $2,000, and recorded $2,500 in consulting compensation to an entity affiliated with this customer, during the three months ended March 31, 2002.

An officer contributed office space to the Company during all periods presented. The office space was valued at $750 per month based on the market rate in the local area and is included in the accompanying financial statements as contributed rent expense with a corresponding credit to additional paid-in capital.

Three officers contributed product and service development, business development and administrative services to the Company during the period from January 1, 2001 through March 31, 2002. The time and effort was recorded in the accompanying financial statements based on the prevailing rates for such services, which ranged from $50 to $100 per hour based on the level of services performed. The services are reported as contributed services with a corresponding credit to additional paid-in capital.

During December 2000, the Company issued 3,301,025 shares of it's no par value restricted common stock to three officers of the Company in exchange for expenses paid on behalf of the company in the amount of $1,683 and equipment purchased for the Company in the amount of $4,919. On the transaction date, the Company's common stock had no reliable market value. The shares issued were valued by the amount of reimbursement at $.002 per share.

On August 23, 2000, an officer advanced the Company $100 for working capital. The advance is included in the accompanying financial statements as due to officer.

(3)	Shareholders' Equity

Preferred Stock

The Board of Directors is authorized to issue 5,000,000 shares of no voting power, no par value preferred stock. The Company had no preferred shares issued and outstanding at March 31, 2002 (unaudited) or December 31, 2001.

                        LEXINGTON BARRON TECHNOLOGIES, INC.
                            (A Development Stage Company)
                            Notes to Financial Statements



Private Placement Offering

During January 2002, the Company conducted a private placement offering whereby it sold 875,000 shares of its no par value common stock for $.04 per share pursuant to an exemption from registration claimed under sections 3(b) and 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The shares were sold through the Company's officers and directors. The Company received proceeds in the amount of $35,000 (unaudited), and paid $7,500 (unaudited) in related offering expenses as of March 31, 2002.

SB-2 Registration

In April 2002, the Company filed a Registration Statement with the Securities and Exchange Commission on Form SB-2 to register to sell 5,000,000 shares of its no par common stock at $.10 per share and 1,816,191 shares from selling shareholders.

Common Stock Issuances

In September 2001, the Company issued 250,000 shares of its common stock for legal services related to the Company's proposed Form SB-2 registration statement. The transaction was valued at $.04 per share in accordance with contemporaneous stock sales in January 2002. As a result, the Company recognized deferred offering costs totaling $5,714 for the proposed offering through Registration Form SB-2 and $4,286 in stock-based legal fees for the selling shareholders in the accompanying financial statements.

In March 2001, the Company issued 750,000 shares of its common stock in exchange for financial consulting services valued at $15,000. On the transaction date, the Company's common stock had no reliable market value. The shares issued were valued by the amount of services provided at $.02 per share. As a result, the Company recognized a stock-based compensation expense totaling $15,000 in the accompanying financial statements.

In March 2001, the Company issued 1,250,000 shares of its common stock in exchange for a database of marketing and suppliers contacts and related assets valued at $25,000. On the transaction date, the Company's common stock had no reliable market value. The Company valued the shares issued by the value of the marketing expenditure at $.02 per share. As a result, the Company recognized a stock-based compensation expense totaling $25,000 in the accompanying financial statements.

In March 2001, the Company issued 625,000 shares of its common stock in exchange for systems and software consulting services valued at $12,500. On the transaction date, the Company's common stock had no reliable market value. The shares issued were valued by the amount of services provided at $.02 per share. As a result, the Company recognized a stock-based compensation expense totaling $12,500 in the accompanying financial statements.

(4)	Income Taxes

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

                        LEXINGTON BARRON TECHNOLOGIES, INC.
                            (A Development Stage Company)
                            Notes to Financial Statements


                                                       August 23,
                                                          2000
                                            For the    (Inception)
                                           Year Ended    through
                                          December 31, December 31,
                                              2001        2000
                                          ------------ ------------
U.S. federal statutory graduated rate...     15.00%      15.00%
State income tax rate,
 net of federal benefit.................      4.63%       4.63%
Contributed rent and services...........    -15.27%     -11.17%
Net operating loss for which no tax
 benefit is currently available.......       -4.36%      -8.46%
                                         ------------ ------------
                                              0.00%         0.00%
                                         ============ ============


At March 31, 2002, deferred tax assets consisted of a net tax asset of $10,800 (unaudited), due to operating loss carryforwards of $66,267 (excluding contributed services and rent), which was fully allowed for, in the valuation allowance of $10,800. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the three months ended March 31, 2002 (unaudited), the year ended December 31, 2001 and the period from August 23, 2000 (inception) through December 31, 2000 totaled $1,659, $8,777 and $364, respectively. The current tax benefit also totaled $10,800, $9,141 and $364 for the three months ended March 31, 2002 (unaudited), the year ended December 31, 2001 and the period from August 23, 2000 (inception) through December 31, 2000, respectively. The net operating loss carry-forward expires through the year 2022.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

	No dealer, salesman or other
person is authorized to give any
information or to make any
representations not contained in
this prospectus in connection with
the offer made hereby, and, if
given or made, such information or
representations must not be relied
upon as having been authorized by
Lexington Barron Technologies, Inc.
This prospectus does not constitute
an offer to sell or a solicitation
to an offer to buy the securities
offered hereby to any person in any
state or other jurisdiction in
which such offer or solicitation
would be unlawful.  Neither the
delivery of this prospectus nor any
sale made hereunder shall, under
any circumstances, create any
implication that the information
contained herein is correct as of
any time subsequent to the date
hereof.

Until _________ __, 2002 (90 days
after the date of this prospectus)
all dealers that effect
transactions in these securities,
whether or not participating in
this offering, may be required to
deliver a prospectus.  This is in
addition to the dealer's obligation
to deliver a prospectus when acting
as underwriters and with respect to
their unsold allotments or
subscriptions.

------------------------------------
	TABLE OF CONTENTS
                                     Page
                                     ----
Prospectus Summary...................  3    Lexington Barron Technologies, Inc.
The Offering.........................  4
Summary Financial Data...............  6
Risk Factors.........................  7
Use of Proceeds...................... 14
Determination of Offering Price...... 16
Dividend Policy...................... 16

Dilution............................. 17             6,816,191 SHARES

Management's Discussion and Analysis. 18
Business............................. 22
Management........................... 31
Principal Shareholders............... 33
Selling Shareholders................. 34
Certain Transactions................. 35
Description of Securities............ 36               ------------
Indemnification...................... 38                PROSPECTUS
Plan of Distribution................. 39               ------------
Legal Matters........................ 41
Experts.............................. 41
Where You Can Find More
Information.......................... 42
Financial Statements.................F-1

------------------------------------------


                August 13, 2002

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

          ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Our By-Laws provide for the indemnification of directors, officers, former directors and former officers of the corporation to the fullest extent provided by the Corporate Law of the State of Colorado and the By-Laws. These sections generally provide that the company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the company.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

          ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     We estimate that expenses in connection with this registration statement will be as follows:

SEC registration fee*             $    80.50
Accounting fees and expenses      $ 7,500.00
Legal                             $57,500.00
Miscellaneous*                    $ 4,919.50
                                  ----------
Total                             $70,000.00

                      * estimates

           ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


In December 2000, the company issued 3,301,025 shares of it's no par value restricted common stock to its three officers of the company in exchange for expenses paid on behalf of the company in the amount of $1,683 and equipment purchased for the company in the amount of $4,919. Phillip Kilgore received 1,610,475 shares for his expenses of $3,220.95. Mr. Neale received 848,955 shares for his expenses of $1,697.91. Mr. Goller received 841,595 shares for his expenses of $1,683.19. On the transaction date, the company's common stock had no reliable market value. The shares issued were valued by the amount of reimbursement at $.002 per share. The transaction was exempt from registration under Section 4(2) as all purchasers were sophisticated and, as officers of the company, had access to all material information regarding the company. The shares were issued with a restrictive legend and the transactions did not include a public distribution or offering.



In September 2001, the company issued 250,000 shares of its common stock to the Law Office of James G. Dodrill II, PA for legal services related to the company's proposed Form SB-2 registration statement.
The transaction was valued at $.04 per share in accordance with contemporaneous stock sales in January 2002. As a result, the company recognized deferred offering costs totaling $5,714 for the proposed offering through Registration Statement on Form SB-2 and $4,286 in stock-based Legal fees for the selling shareholders in the accompanying financial statements. The transaction was exempt from registration under
Section 4(2) as the recipient of the shares is a sophisticated investor and was provided with access to the officers of the company so as to receive all material information regarding the company which the recipient requested. The shares were issued with a restrictive legend and the transactions did not include a public distribution or offering.



In March 2001, the company issued 750,000 shares of its common stock to Jaime Luis Perez Marquez in exchange for financial consulting services valued at $15,000. On the transaction date, the company's common stock had no reliable market value. The shares issued were valued by the amount of services provided at $.02 per share. As a result, the company recognized a stock-based compensation expense totaling $15,000 in the accompanying financial statements. The transaction was exempt from registration under Section 4(2) as the recipient of the shares is a sophisticated investor and was provided with access to the officers of the company so as to receive all material information regarding the company which the recipient requested. The shares were issued with a restrictive legend and the transactions did not include a public distribution or offering.



In March 2001, the company issued 1,250,000 shares of its common stock to Graciella Ballesteros De Colomer in exchange for consulting services that included sales leads, marketing lists and materials as well as advertising advice valued at $25,000. On the transaction date, the company's common stock had no reliable market value. The company valued the shares issued by the value of the marketing expenditure at $.02 per share. As a result, the company recognized a stock-based compensation expense totaling $25,000 in the accompanying financial statements. The transaction was exempt from registration under Section 4(2) as the recipient of the shares is a sophisticated investor and was provided with access to the officers of the company so as to receive all material information regarding the company which the recipient requested. The shares were issued with a restrictive legend and the transactions did not include a public distribution or offering.




In March 2001, the company issued 625,000 shares of its common stock to Ruben Garduno in exchange for systems and software consulting services valued at $12,500. On the transaction date, the company's common stock had no reliable market value. The shares issued were valued by the amount of services provided at $.02 per share. As a result, the company recognized a stock-based compensation expense totaling $12,500 in the accompanying financial statements. The transaction was exempt from registration under Section 4(2) as the recipient of the shares is a sophisticated investor and was provided with access to the officers of the company so as to receive all material information regarding the company which the recipient requested. The shares were issued with a restrictive legend and the transactions did not include a public distribution or offering.



During January 2002, the company conducted a private placement offering whereby it sold 875,000 shares of its no par value common stock to the shareholders listed in the selling shareholder's table for $.04 per share pursuant to an exemption from registration claimed under sections 3(b) and 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The shares were sold through the company's officers and directors to a total of 33 investors. The company received proceeds in the amount of $33,000, a subscription receivable in the amount of $2,000 and paid $7,500 in related offering expenses as of February 15, 2002.

The transaction was completed on February 12, 2002 and did not include a public distribution or offering.



The following information is furnished with regard to all securities sold by us within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act or Regulation D, Rule 506 of the Securities Act. None of the foregoing transactions involved a distribution or public offering.



Date       Name                         # of Shares     Total Price
---------------------------------------------------------------------

12/15/00  Phillip Kilgore                   1,610,475           *
12/15/00  Jeffrey Neale                       848,955           *
12/15/00  David Goller                        841,595           *
4/5/01    Jamie Luis Perez Marquez            750,000           *
4/20/01   Graciela Ballersteros DeColomer   1,250,000           *
5/30/01   Ruben Garduno                       625,000           *
9/28/01   Jim Dodrill                         250,000           *
1/16/02   Camilla Edblem                       50,000         $2,000
1/16/02   Darren Woosley                       25,000         $1,000
1/16/02   Derek Bannister                      25,000         $1,000
1/16/02   Eric Majors                          50,000         $2,000
1/16/02   Ernesto Angel                        25,000         $1,000
1/16/02   Gary Killian                         12,500         $500
1/28/02   Brent Madison                        25,000         $1,000
1/28/02   Chuck Fishel                         50,000         $2,000
1/28/02   David Lirette                        12,500         $500
1/28/02   Dennis Davis                         50,000         $2,000
1/28/02   George McDaniel                      25,000         $1,000
1/28/02   Jesus Romero                         25,000         $1,000
1/28/02   Joshua Wolcott                       25,000         $1,000
1/28/02   Kerri Wolcott                        25,000         $1,000
1/28/02   Kim Arel                             25,000         $1,000
1/28/02   Marcy Richfield                      12,500         $500
1/28/02   Monte J. Diede                       25,000         $1,000
1/28/02   Nathan Enger                         25,000         $1,000
1/28/02   Nolen G. Brown                       25,000         $1,000
1/28/02   Pamela Parris                        12,500         $500
1/28/02   Peter Contreras                      25,000         $1,000
1/28/02   Richard Estrada                      25,000         $1,000
1/28/02   Rosiland McDaniel                    25,000         $1,000
1/28/02   Sarah McDaniel                       25,000         $1,000
1/28/02   Steve Goller                         12,500         $500
1/28/02   Steve Wernli                         12,500         $500
1/28/02   Troy Lynette                         25,000         $1,000
1/29/02   Iris Silva                           25,000         $1,000
1/29/02   Susan Scotland                       25,000         $1,000
2/7/02    Fone Likitkorn                       12,500         $500
2/7/02    Rodney Ramsay                        75,000         $3,000
2/7/02    Ruben Garduno                        12,500         $500
2/7/02    Terry Madison                        25,000         $1,000



* issued for services rendered and/or reimbursements for expenses.

                       ITEM 27. EXHIBITS

Exhibit Number		Description

3.1	Articles of Incorporation of Lexington Barron Technologies, Inc.

3.2	Bylaws of Lexington Barron Technologies, Inc.

3.3 Specimen certificate of the common stock of Lexington Barron Technologies, Inc.

5.1	Opinion of Law Office of James G. Dodrill II, PA
        as to legality of securities being registered

10.1    Customer Agreement with Aspin Incorporated.


10.2    Customer Agreement with Aurel Corporation.


10.3    Customer Agreement with Energy Alert, Inc.


10.4 Independent Contractor Agreement entered into between the company and Jaime Luis Perez Marquez.



10.5 Asset Purchase Agreement entered into between the company and Graciela Ballesteros De Colomer.


23.1	Consent of Cordovano & Harvey

23.2	Consent of Law Office of James G. Dodrill II, PA
        (included in Exhibit 5.1)

                          ITEM 28. UNDERTAKINGS


Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.



The company hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
        i. Include any prospectus required by Section 10(a)(3) of the Securities Act;
       ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.
      iii. Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              Signatures


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Colorado
Springs state of Colorado, on August 13, 2002.


                              LEXINGTON BARRON TECHNOLOGIES, INC.

                              By:  /s/ Phillip Kilgore
                                 -------------------------
                                       Phillip Kilgore
                                       Principal Executive Officer,
                                       President, Principal Financial
                                       Officer and Chairman of the Board
                                       of Directors



     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities indicated on August 13, 2002.

By:    /s/ Phillip Kilgore            Dated:  August 13, 2002
   -------------------------
        Phillip Kilgore
	Principal Executive Officer
	President
	Principal Financial Officer and
	Chairman of the Board of Directors

By:    /s/ David A. Goller            Dated: August 13, 2002
   -------------------------
        David A. Goller
	Executive Vice President and Director

By:    /s/ Jeffrey A. Neal            Dated: August 13, 2002
   -------------------------
        Jeffrey A. Neal
	Vice President and Director